Exhibit 99.1

Blue Apron Announces Plans to Shift to an Asset-Light Model Through the Transfer of Operational Infrastructure to FreshRealm

Blue Apron Continues to Drive its Core Direct-to-Consumer Business and Plans to Expand its Product Selection; Deal Expected to Create Efficiencies Towards Blue Apron’s Goal to Reach Profitability

Blue Apron to Receive up to $50 Million

New York, NY May 16, 2023 – Blue Apron (NYSE: APRN) today announced plans for a long-term operations and logistics relationship with FreshRealm, a leading provider of fresh meals to top retailers nationwide, that would see the business shift to an asset-light model. The companies have signed a non-binding letter of intent for up to $50 million payable to Blue Apron for the transfer of its operational infrastructure, as well as when transition, efficiency and product milestones are met.

Blue Apron plans to continue to drive its core direct-to-consumer business, including the creation and marketing of its product, customer data, customer support and consumer technology. The company does not expect changes to its existing revenue streams as a result of this relationship.

By shifting to this asset-light model, Blue Apron plans to focus on further growing its strong brand and delivering the high-quality products its customers have come to expect. The company also plans to add new convenience product options for a broader consumer base in the future.

Upon closing, and together with additional streamlining efforts Blue Apron plans to make, the transaction is expected to enhance the company's balance sheet and drive additional corporate product, technology, general and administrative efficiencies alongside the asset-light model to support the company’s goal of profitability.

“Over a decade ago, Blue Apron pioneered the U.S. meal kit industry and remains a leader in offering delicious, chef-curated meals to thousands of customers every week. As we continue to evolve, we believe there is an opportunity to simplify our direct role in the fulfillment of our product, allowing us to focus on growing our brand, our customer base and revenue in the long-term,” said Linda Findley, Blue Apron’s President and Chief Executive Officer. “We expect that this will allow us to focus all our efforts on providing even greater innovation and convenience to our customers as we remain at the forefront of culinary trends. We are confident that we can continue to deliver the same product our customers know and love, while increasing efficiency and accelerating our path to profitability.”

The proposed transaction builds on Blue Apron’s current relationship with FreshRealm, which is the manufacturer of the company’s popular line of Heat & Eat meals. Once the transaction closes, Blue Apron expects to be able to accelerate product innovation with faster development and commercialization. Blue Apron also expects to be able to leverage FreshRealm’s expertise, along with their full product capabilities of ready-to-heat and ready-to-cook meals, and other offerings. Over time, this relationship is also expected to open additional sales channels.

FreshRealm’s Founder and CEO, Michael Lippold, added, “Today’s meal industry is focused on profitability and expanded product offerings. From the beginning, FreshRealm has believed this is best achieved through organizations staying within their core competencies. This announcement positions Blue Apron to focus on the customer experience; while FreshRealm continues on the path to be the leading platform to support retailers across multiple channels with a broad and efficient solutions offering.”

At the closing of the transaction, Blue Apron would transfer its operational infrastructure to FreshRealm, including fulfillment centers, equipment, know-how and personnel. In consideration of the transaction, Blue Apron expects to issue to FreshRealm warrants in an amount equal to 19.9% of the company’s then-outstanding common stock with an exercise price of $.01 per share on the closing date of the transaction.

The parties intend to sign definitive agreements and close the transaction on or about June 9, 2023.

About Blue Apron

Blue Apron’s vision is Better Living Through Better Food™. Launched in 2012, Blue Apron offers fresh, chef-designed meals that empower home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen and see what a difference cooking quality food can make in their lives. Blue Apron is focused on bringing incredible recipes to its customers, deepening its commitment to its employees, continuing to reduce food and packaging waste, and addressing its carbon impact. Visit blueapron.com to learn more.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the ability of the company to enter into definitive agreements with FreshRealm in connection with the transactions described in this press release by June 9, 2023, if at all; the sufficiency of the company’s cash resources and its ability to continue to operate as a going concern in the event that prior to the middle of June 2023, (i) the FreshRealm transaction does not close, (ii) the company is unable to obtain sufficient additional funding or raise additional capital including through its February 2023 at-the-market offering or otherwise, (iii) RJB Partners, LLC, and certain other affiliates of Joseph N. Sanberg do not fund their remaining respective obligations under the $56.5 million private placement and $12.7 million gift card transaction, (iv) the company is unable to dispose of some or all of the pledged securities securing the RJB private placement obligation in a private or other sale and receive cash proceeds sufficient to meet its near-term obligations, and (v) the company is unable to realize the anticipated benefits from identified, or to be identified, expense reductions or incur unforeseen additional cash expenses; the company’s ability to successfully execute its business without its fulfillment and production assets; the ability of the company to successfully and efficiently transition its fulfillment and production assets to FreshRealm; the ability of FreshRealm to continue to fulfill the company’s meal-kit products in a manner consistent with the company’s brand standards, if at all; the company’s ability to achieve the anticipated benefits of the FreshRealm transaction for the company’s stockholders; the company’s ability, including the timing and extent, to successfully support the execution of its strategy; the company’s ability to cost-effectively attract new customers and retain existing customers (including on the one hand, its ability to execute its marketing strategy with a reduced marketing budget, or on the other hand, its ability to sustain any increase in demand the company may experience), and its ability to continue to expand its product offerings and distribution channels; the company’s ability to sustain any increase in demand and/or ability to continue to execute operational efficiency practices announced in December 2022, including managing its corporate workforce reduction costs and the impact of its workforce reduction on executing its strategy; the company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients to the company, or following the Fresh Realm transaction, to FreshRealm, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; the company’s ability to respond to changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things, the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits; the company’s ability to attract and retain qualified employees and personnel in sufficient numbers; the company’s ability to effectively compete; the company’s ability to maintain and grow the value of its brand and reputation; any material challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both fulfillment centers it operates or to be operated by FreshRealm, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; the company’s ability to achieve its environmental, social and corporate governance goals on its anticipated timeframe, if at all; the company’s ability, and following the FreshRealm transaction, the company’s reliance on FreshRealm, to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; the company’s ability to comply with modified or new laws and regulations applying to its business, or the impact that such compliance may have on its business; the company’s vulnerability to adverse weather conditions, natural disasters, wars, and public health crises, including pandemics; the company’s ability to protect the security and integrity of its data and protect against data security risks and breaches; the company’s ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023 and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release, whether as a result of any new information, future events, or otherwise.

Contact

Muriel Lussier
Blue Apron
muriel.lussier@blueapron.com